UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

SHELTER PROPERTIES V LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            South Carolina            0-11574                 57-0721855

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, Apartment Investment and Management Company ("Aimco") announced the promotion of Timothy J. Beaudin and David Robertson.  Mr. Beaudin was promoted to President and Chief Operating Officer of Aimco. Mr. Beaudin will continue to be responsible for property operations, redevelopment, construction services, and information technology for Aimco.  Mr. Beaudin is also currently the Executive Vice President and Chief Development Officer of the Corporate General Partner.  David Robertson was promoted to President and Chief Investment Officer of Aimco and will become Chief Financial Officer of Aimco and the Corporate General Partner effective March 1, 2009.

Aimco also announced that Thomas M. Herzog, Executive Vice President and Chief Financial Officer of Aimco and Chief Financial Officer and Executive Vice President of the Corporate General Partner, is resigning from those positions effective March 1, 2009, after the finalizing of Aimco’s Annual Report on Form 10-K.  In order to provide for an orderly transition, Mr. Herzog will continue in an advisory capacity to Aimco following his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES V LIMITED PARTNERSHIP

By:  Shelter Realty V Corporation

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: February 13, 2009